EXHIBIT 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2020 FIRST QUARTER RESULTS

NEW YORK, NY, May 5, 2020 – Alleghany Corporation (NYSE-Y) announced its financial results for the first quarter of 2020.  Highlights are below.

•

Book value per share[1] was $549.07 as of March 31, 2020, a decrease of 7.7% from year-end 2019 after adjusting for the $15 per share special dividend paid on March 15, 2020. Excluding changes in other comprehensive income primarily related to unrealized appreciation or depreciation of bonds, book value per share decreased 4.3% from year-end 2019, adjusted for the dividend.

•	Net losses attributable to Alleghany stockholders were $361 million for the first quarter of 2020, compared with net earnings of $440 million for the first quarter of 2019.

•	Losses per diluted share for the first quarter of 2020 were ($25.37), compared with earnings per diluted share of $30.39 for the first quarter of 2019.

•	Adjusted earnings per diluted share for the first quarter of 2020 were $4.99, compared with adjusted earnings per diluted share of $9.66 for the first quarter of 2019.

•	Net premiums written increased 10.7% in the first quarter of 2020 from the first quarter of 2019.

•

Underwriting loss was $24 million for the first quarter of 2020, compared with an underwriting profit of $85 million for the first quarter of 2019. Underwriting loss in the first quarter of 2020 included $153 million of catastrophe losses at TransRe related to the COVID-19 pandemic (the “Pandemic”).

•	Net investment income decreased 8.9% to $112 million for the first quarter of 2020 from $123 million for the first quarter of 2019 due to losses on credit-related partnership investments.

•	Alleghany Capital revenue[2] decreased 9.4% to $457 million for the first quarter of 2020 from $505 million for the first quarter of 2019.

•

Alleghany Capital earnings before income taxes and adjusted earnings before income taxes for the first quarter of 2020 were $0.3 million and $5 million, respectively, compared with earnings before income taxes and adjusted earnings before income taxes of $30 million and $37 million, respectively, for the first quarter of 2019.

Weston Hicks, President and chief executive officer, commented, “In these extraordinary times, we are grateful for healthcare and other critical workers on the front lines of the global COVID-19 pandemic and our thoughts are with those most directly affected. I am proud of how employees across the Alleghany family of companies have responded to the crisis as they have demonstrated continued dedication to supporting customers, their communities and front-line efforts.

[1] Stockholders' equity attributable to Alleghany stockholders divided by common stock outstanding.
[1]	Relates to Alleghany Capital noninsurance revenue.

“Although our first quarter results were impacted by the pandemic crisis and the related significant financial market dislocation, our operating results were positive.  We continue to see strong premium growth and underwriting results at RSUI and improving underlying trends at TransRe, aside from the pandemic-related losses recognized in the quarter. The pandemic losses at TransRe were for event cancellation and other specific covers providing affirmative pandemic coverage, as well as increased loss provisions on certain lines including accident and health and trade credit in the quarter. Although most of RSUI’s contracts do not provide coverage for pandemic losses, and in fact specifically exclude losses related to pathogens, in cases where coverage is provided, we will respond as quickly as possible and pay legitimate claims.

“Alleghany Capital’s first quarter results were negatively impacted by a tough comparison with the 2019 first quarter, when Jazwares benefited from the initial launch of the Fortnite license during what is a typically slow season for toys, certain customer-driven project delays at W&W|AFCO Steel, as well as the impact of government mandated closures and pandemic-related safety measures undertaken across Alleghany Capital companies. Despite current pandemic-related challenges and project delays that will continue in 2020, most Alleghany Capital subsidiaries remain very well positioned with strong backlogs and long-standing customer relationships that will enable them to emerge from this crisis in a position of strength.

“The length and full economic implications of this crisis continue to unfold and although 2020 will undoubtedly be a challenging year, Alleghany enters this period with a very strong balance sheet and ample liquidity to navigate this situation. Our investment portfolio is defensively positioned with an average rating of AA- and significantly lower allocation to risk assets than in past periods. Our companies have exceptional management teams and strong franchises in their respective markets, which will help them through this difficult period.  Alleghany remains committed to supporting employees, customers and its communities while delivering long-term value to stockholders.”

The following table summarizes results for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,		Percent
	2020	2019	Change
	(in millions, except share and per share data)
Revenues:
Total revenues	$ 1,482.9	$ 2,321.2	(36.1%)
Change in the fair value of equity securities	(523.0)	392.4	n/m
Net premiums written	1,533.7	1,385.7	10.7%
Alleghany Capital revenue[1]	457.3	505.0	(9.4%)
Net investment income	112.0	123.0	(8.9%)

Earnings:
(Losses) earnings before income taxes	$ (466.2)	$ 556.4	n/m
Underwriting (loss) profit	(24.4)	84.7	n/m
Net (losses) earnings attributable to Alleghany stockholders	(361.2)	440.2	n/m
Adjusted earnings	74.1	140.1	(47.1%)

Share and Per share data:
Earnings (losses) per diluted share	$ (25.37)	$ 30.39	n/m
Adjusted earnings per diluted share	4.99	9.66	(48.3%)
Weighted average diluted shares outstanding	14,356,108	14,485,236	(0.9%)

[1] Relates to Alleghany Capital noninsurance revenue.

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,		Percent
	2020	2019	Change
	(in millions)
Net premiums written:
Reinsurance segment	$ 1,211.0	$ 1,107.6	9.3%
Insurance segment	322.7	278.1	16.0%
	$ 1,533.7	$ 1,385.7	10.7%

Underwriting (loss) profit:
Reinsurance segment	$ (78.9)	$ 40.0	n/m
Insurance segment	54.5	44.7	21.9%
	$ (24.4)	$ 84.7	n/m

Reinsurance

TransRe’s net premiums written increased 9.3% in the first quarter of 2020 from the first quarter of 2019, primarily reflecting an increase in various domestic casualty lines of business written, including general liability, professional liability and umbrella lines of business, partially offset by a slight decrease in property lines of business written globally and the impact of changes in foreign currency exchange rates.

TransRe’s combined ratio for the first quarter of 2020 was 107.0%, compared with 96.1% for the first quarter of 2019.  The higher combined ratio in the first quarter of 2020 primarily reflects significant catastrophe losses, primarily related to the Pandemic, which added 13.5 points to TransRe’s combined ratio.

TransRe’s results included approximately $153 million of Pandemic-related losses related to event postponement and cancellation coverage for conferences, sporting events and other property coverages and, to a lesser extent, increased loss provisions for accident and health and trade credit.  Of the total Pandemic-related losses, approximately half related to specific event cancellation treaties.  Total exposed limits on this portfolio are approximately $180 million for 2020 and $40 million for 2021.  Ultimate losses will depend on the timing of crowd restrictions being lifted, whether events can be rescheduled and how far in advance an event is postponed or cancelled.

Insurance

Insurance segment net premiums written increased 16.0% in the first quarter of 2020 from the first quarter of 2019, primarily reflecting growth at RSUI.

RSUI’s net premiums written increased 21.4% in the first quarter of 2020 from the first quarter of 2019, reflecting growth in most lines of business due to increases in business opportunities, higher rates and improved general market conditions, particularly in the property lines of business and, to a lesser extent, the umbrella/excess and directors’ and officers’ liability lines of business.

RSUI’s combined ratio for the first quarter of 2020 was 75.8%, compared with 76.8% for the first quarter of 2019.  The lower combined ratio in the first quarter of 2020 primarily reflects the impact of higher net premiums earned, partially offset by higher catastrophe losses and less favorable prior accident year reserve development.

CapSpecialty’s net premiums written increased by 2.0% in the first quarter of 2020 from the first quarter of 2019, primarily reflecting increases in business opportunities and CapSpecialty’s expanded product offerings, including the impact of CapSpecialty’s purchase in September 2019 of renewal rights to a small lawyer’s professional liability block of business, partially offset by a curtailment of certain unprofitable broker relationships.

CapSpecialty’s combined ratio for the first quarter of 2020 was 101.3%, compared with 99.9% for the first quarter of 2019.  The higher combined ratio in the first quarter of 2020 primarily reflects higher current accident year loss ratios, partially offset by less unfavorable prior accident year loss reserve development.

Insurance segment results do not include significant provisions for any losses or expenses resulting from the Pandemic. Most insurance segment contracts do not provide coverage for the Pandemic, and in fact specifically exclude losses related to pathogens. At this time, few claims for possible covered losses have been received, and we will continue to evaluate instances where coverage might exist and respond accordingly.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and adjusted earnings (losses) before income taxes for the Alleghany Capital segment for the three months ended March 31, 2020 and 2019:

Three Months Ended March 31,
	2020				2019
	Industrial	Non-industrial	Corp. & other	Total	Industrial	Non-industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$ 7.2	$ (7.6)	$ 0.7	$ 0.3	$ 11.7	$ 23.1	$ (4.6)	$ 30.2

Less: net realized capital gains	(5.1)	0.2	-	(4.9)	(0.3)	-	-	(0.3)
Add: amortization of intangible assets	3.3	5.9	-	9.2	2.5	4.2	-	6.7
Adjusted earnings (losses) before income taxes	$ 5.4	$ (1.5)	$ 0.7	$ 4.6	$ 13.9	$27.3	$ (4.6)	$ 36.6

The decrease in earnings before income taxes in the first quarter of 2020 from the first quarter of 2019 primarily reflects lower sales and margins at Jazwares due to the comparison with the initial launch of Fortnite, which positively impacted sales in the first quarter of 2019. Jazwares was also impacted by Pandemic-related temporary disruptions to supplier shipping schedules.

The decrease in earnings before income taxes is also due to lower sales at W&W|AFCO Steel, reflecting customer-driven delays of certain large construction projects, as well as the impact of safety measures taken in response to the Pandemic and various government shelter-in-place orders across all operations. The declines were partially offset by lower incentive compensation accruals at Alleghany Capital’s corporate operations.

On April 1, 2020, Alleghany Capital increased its ownership in Wilbert from 45% to approximately 100% and Jazwares acquired a majority position in Kelly Toys Holdings, LLC, a leading producer of plush toys.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the first quarter of 2020 of $112 million, a decrease of 8.9% from the first quarter of 2019. The decrease in net investment income in the first quarter of 2020 primarily reflects lower partnership income due to the impact of the Pandemic on lower-quality debt securities held by certain of our investment partnerships.

Financial statement total return3 on investments was (4.4%) for the first quarter of 2020, compared with 4.2% for the first quarter of 2019, primarily reflecting a significant decrease in the fair value of the equity and debt securities portfolios, compared with increases in the first quarter of 2019.

Alleghany recorded a $30 million impairment at Stranded Oil Resources Corporation (“SORC”) in the first quarter of 2020, based on lower oil prices and futures curve as of March 31, 2020. The carrying value of SORC was $61 million as of March 31, 2020.

OTHER FINANCIAL INFORMATION

As of March 31, 2020, Alleghany had 14,309,682 shares of its common stock outstanding, compared with 14,364,628 shares of its common stock outstanding as of December 31, 2019.

During the first quarter of 2020, Alleghany repurchased an aggregate of 62,540 shares of its common stock in the open market for $44 million, at an average price per share of $707.84.  As of March 31, 2020, Alleghany had $583 million remaining under its share repurchase authorization. In light of the current economic environment and related uncertainty, Alleghany has temporarily suspended common stock repurchases.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2020 first quarter financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof.  The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at

[2]	As calculated in Alleghany’s financial supplement.

www.sec.gov.  Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value by owning and supporting its operating subsidiaries and managing investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), which underwrites wholesale specialty insurance coverages including property, casualty, professional liability and directors' and officers' liability; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) owns and manages a diverse portfolio of middle market businesses. Alleghany Capital's investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses include: (i) Precision Cutting Technologies, Inc., a holding company with four operating businesses: (a) Bourn & Koch, Inc., a provider of precision automated machine tool solutions; (b) Diamond Technology Innovations, Inc., a manufacturer of waterjet orifices and nozzles and a provider of related services; (c) Coastal Industrial Distributors, LLC, a provider of high-performance solid carbide end mills;  and (d) as of March 2020, Supermill LLC, a manufacturer of high-performance carbide end mills;  (ii) R.C. Tway Company, LLC (dba “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc., a provider of products and services for the funeral and cemetery industries and precast concrete markets.  The non-industrial businesses include: (i) IPS-Integrated Project Services, LLC, a design, engineering, procurement, construction management and validation service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”); (ii) Jazwares, LLC, a global toy, entertainment and musical instrument company (referred to herein as “Jazwares”); and (iii) CHECO Holdings, LLC, a hotel management and development company (referred to herein as “Concord”). For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, adjusted earnings, adjusted earnings per diluted share, adjusted earnings before income taxes and book value per share excluding accumulated other comprehensive income (“AOCI”), which are “non-GAAP financial measures.”  The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.  A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, credit losses for available for sale securities, non-insurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance.  Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

Three Months Ended March 31,

	2020	2019
	(in millions)

(Losses) earnings before income taxes	$(466.2)	$ 556.4

Adjustments to earnings before income taxes:
Net investment income	112.0	123.0
Change in the fair value of equity securities	(523.0)	392.4
Net realized capital gains	13.0	4.4
Credit losses for available for sale securities	(31.4)	(10.0)
Noninsurance revenue	467.9	514.1
Other operating expenses	(466.7)	(502.4)
Corporate administration	14.3	(19.4)
Amortization of intangible assets	(9.6)	(6.9)
Interest expense	(18.3)	(23.5)
	(441.8)	471.7

Underwriting (losses) profit	$ (24.4)	$84.7

Adjusted earnings and adjusted earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, credit losses for available for sale securities and amortization of intangible assets, all as determined in accordance with U.S. GAAP.  Alleghany uses adjusted earnings and adjusted earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, credit losses for available for sale securities and amortization of intangible assets.

Reconciliations of adjusted earnings and adjusted earnings per diluted share to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, are presented below.

		Three Months Ended March 31,
	2020		2019
		($ in millions, except share and per share amounts)

Net (losses) earnings attributable to Alleghany stockholders(1)	$ (361.2)		$ 440.2

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	(523.0)		392.4
Net realized capital gains	13.0		4.4
Credit losses for available for sale securities	(31.4)		(10.0)
Amortization of intangible assets	(9.6)		(6.9)
Income tax effect of adjustments	115.7		(79.8)

	(435.3)	300.1

Adjusted earnings	$ 74.1	$ 140.1

Weighted average diluted common shares outstanding	14,356,108	14,485,236

(Losses) earnings per diluted share	$ (25.37)	$ 30.39

Adjusted earnings per diluted share	$ 4.99	$ 9.66

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(1)

The numerators for calculating earnings per diluted share and adjusted earnings per diluted share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-Q for additional information.

Adjusted earnings before income taxes is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Adjusted earnings before income taxes represents noninsurance revenue and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) credit losses for available for sale securities; and (v) income taxes. Because adjusted earnings before income taxes excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, credit losses for available for sale securities and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses adjusted earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of adjusted earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

Book value per share excluding AOCI is calculated by dividing: (i) stockholders' equity attributable to Alleghany stockholders less AOCI, all as determined in accordance with GAAP, by (ii) shares outstanding.  Alleghany uses book value per share excluding AOCI as a supplement to book value per share, the most comparable GAAP financial measure, in order to better disclose its per share performance by excluding the effects of AOCI, which includes changes in interest rates and credit spreads on its debt securities portfolio, among others.  A reconciliation of book value per share to book value per share excluding AOCI is presented below.

	March 31, 2020	December 31, 2019	Percentage Change

Stockholders' equity attributable to Alleghany stockholders	$ 7,857.1	$ 8,776.7	-10.5%

Less: AOCI	(129.4)	171.3	n/m
	$7,986.5	$8,605.4	-7.2%

Shares outstanding	14,309,682	14,364,628	-0.4%

Book value per share	$ 549.07	$ 611.00	-10.1%

Book value per share, adjusting for special dividends	$ 564.07	$ 611.00	-7.7%

Book value per share excluding AOCI	$ 558.12	$ 599.07	-6.8%
Book value per share excluding AOCI, adjusting for special dividends	$ 573.12	$ 599.07	-4.3%

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Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words.  Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•   the effects of outbreaks of pandemics or contagious diseases, including the length and severity of the recent worldwide coronavirus pandemic, known as COVID-19, including its impact on our business;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;
•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;
•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;
•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;
•	the cost and availability of reinsurance;
•	the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;
•	legal, political, judicial and regulatory changes;
•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;
•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;
•	claims development and the process of estimating reserves;
•	exposure to terrorist acts and acts of war;
•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;
•	the uncertain nature of damage theories and loss amounts;
•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;
•	fluctuation in foreign currency exchange rates;
•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;
•	the ability to make payments on, or repay or refinance, Alleghany’s debt;
•	risks inherent in international operations; and
•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2019 Form 10-K and the Form 10-Q. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James
Alleghany Corporation
212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31,	December 31,
	2020	2019
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2020 – $1,358,265; 2019 – $1,625,256)	$1,710,193	$2,505,496
Debt securities (amortized cost: 2020 – $13,320,808; 2019 – $13,798,576;
allowance for credit losses: 2020 – $31,374)	13,337,754	14,211,745
Short-term investments	536,105	914,776
	15,584,052	17,632,017
Commercial mortgage loans	682,655	686,206
Other invested assets	541,512	573,605
Total investments	16,808,219	18,891,828
Cash	1,555,185	1,179,098
Accrued investment income	94,301	96,516
Premium balances receivable	1,091,980	948,010
Reinsurance recoverables	1,628,649	1,681,962
Ceded unearned premiums	266,173	248,153
Deferred acquisition costs	541,040	522,577
Property and equipment at cost, net of accumulated depreciation and amortization	208,300	205,397
Goodwill	530,228	523,021
Intangible assets, net of amortization	688,233	685,953
Current taxes receivable	30,791	4,081
Net deferred tax assets	189,814	5,860
Funds held under reinsurance agreements	779,272	755,515
Other assets	1,340,756	1,183,633
Total assets	$25,752,941	$26,931,604

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$12,066,438	$11,928,359
Unearned premiums	2,668,409	2,566,170
Senior notes and other debt	1,514,381	1,751,113
Reinsurance payable	184,779	188,399
Other liabilities	1,253,511	1,516,076
Total liabilities	17,687,518	17,950,117
Redeemable noncontrolling interests	208,361	204,753
Common stock (shares authorized: 2020 and 2019 – 22,000,000; shares issued: 2020 and 2019 – 17,459,961)	17,460	17,460
Contributed capital	3,610,137	3,608,638
Accumulated other comprehensive income (loss)	(129,343)	171,350
Treasury stock, at cost (2020 – 3,150,279 shares; 2019 – 3,095,333 shares)	(1,496,554)	(1,455,877)
Retained earnings	5,855,362	6,435,163
Total stockholders’ equity attributable to Alleghany stockholders	7,857,062	8,776,734
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$25,752,941	$26,931,604

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	Three Months Ended March 31,
	2020	2019
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,444,420	$1,297,309
Net investment income	111,982	123,049
Change in the fair value of equity securities	(522,976)	392,353
Net realized capital gains	13,026	4,442
Credit losses for available for sale securities	(31,375)	(10,020)
Noninsurance revenue	467,849	514,123
Total revenues	1,482,926	2,321,256

Costs and Expenses
Net loss and loss adjustment expenses	1,027,444	792,498
Commissions, brokerage and other underwriting expenses	441,396	420,126
Other operating expenses	466,661	502,418
Corporate administration	(14,307)	19,369
Amortization of intangible assets	9,568	6,900
Interest expense	18,356	23,531
Total costs and expenses	1,949,118	1,764,842

(Losses) earnings before income taxes	(466,192)	556,414
Income taxes	(104,720)	108,512
Net (losses) earnings	(361,472)	447,902
Net (losses) earnings attributable to noncontrolling interest	(254)	7,675
Net (losses) earnings attributable to Alleghany stockholders	$(361,218)	$440,227

Net (losses) earnings	$(361,472)	$447,902
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of ($73,534) and $48,749 in 2020 and 2019, respectively	(276,629)	183,387
Less: reclassification for net realized capital gains and credit losses for available for sale securities, net of taxes of ($2,883) and $1,171 for 2020 and 2019, respectively	(10,848)	4,407
Change in unrealized currency translation adjustment, net of deferred taxes of ($3,651) and ($235) for 2020 and 2019, respectively	(13,733)	(885)
Retirement plans	517	937
Comprehensive (loss) income	(662,165)	635,748
Comprehensive (loss) income attributable to noncontrolling interests	(254)	7,675
Comprehensive (loss) income attributable to Alleghany stockholders	$(661,911)	$628,073

Basic (losses) earnings per share attributable to Alleghany stockholders	$(25.19)	$30.40
Diluted (losses) earnings per share attributable to Alleghany stockholders	(25.37)	30.39